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                                                                    EXHIBIT 10.3

                            1999 STOCK INCENTIVE PLAN

                                       OF

                             TRAVELNSTORE.COM, INC.


         TRAVELNSTORE.COM, INC., a California corporation (the "Company"), has adopted this 1999 Stock Incentive Plan.

         The purposes of this Plan are to provide an additional incentive for directors, employees and consultants to further the growth, development and financial success of the Company by personally benefitting through the ownership of securities of the Company; and enable the Company to obtain and retain the services of directors, employees and consultants considered essential to the long-term success of the Company by offering them an opportunity to own securities in the Company which will reflect the growth, development and financial success of the Company.

1. DEFINITIONS

         Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

         1.1 "ADMINISTRATOR" means the Board or the Committee which shall be administering the Plan in accordance with SECTION 8 hereof.

         1.2 "APPLICABLE LAWS" means the federal and state laws relating to the administration of stock incentive plans, including, but not limited to, Section 16 of the Exchange Act and Rule 16b-3 promulgated thereunder.

         1.3 "BOARD" means the Board of Directors of the Company as constituted at the time in question.

         1.4 "CHANGE IN CONTROL" shall be deemed to have occurred if:

                  1.4.1 Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (a) the Company, (b) any subsidiary of the Company, (c) any trustee or other fiduciary G4

                  1.4.2 Holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (d) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d)), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                  1.4.3 During any period of two (2) consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any



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new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in SECTION 1.4.1 above) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board.

         1.5 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.6 "COMMITTEE" means the Committee, if any, established by the Board to administer the Plan and consisting solely of two or more Non-Employee Directors.

         1.7 "COMMON STOCK" means the Common Stock of the Company, no par value.

         1.8 "COMPANY" means TravelnStore.Com, Inc., a California corporation, and shall include any parent corporation and subsidiary corporation as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

         1.9 "CONSULTANT" means any person who renders services to the Company as a consultant or as an adviser, whether as an independent contractor or an employee of an employer, and who is not an Employee or a Director as of the date an Option is granted to him or her under the Plan.

         1.10 "DIRECTOR" means a member of the Board.

         1.11 "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

         1.12 "DONATIVE TRANSFER" means any transfer of an Option or Restricted Stock made for donative purposes or without the receipt by or on behalf of the Optionee or Restricted Shareholder of any cash, property or other consideration. For purposes of this SECTION, neither the receipt of or eligibility for a deduction, credit or similar allowance for federal or state income tax or estate tax purposes nor the transferee's use for family or support purposes of any proceeds realized from the sale of the any shares of Common Stock acquired on exercise of an Option or of any shares of Restricted Stock shall be deemed to be the receipt of consideration.

         1.13 "EMPLOYEE" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

         1.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         1.15 "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                  1.15.1 If the Common Stock is listed on an established national stock exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the

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exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  1.15.2 If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the average of the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

                  1.15.3 If the Fair Market Value is not determined pursuant to
SECTION 1.15.1 or 1.15.2 above, the Fair Market Value shall be determined in good faith by the Administrator.

         1.16 "INCENTIVE STOCK OPTION" means an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

         1.17 "LAW" means the California Corporate Securities Law of 1968.

         1.18 "NON-EMPLOYEE DIRECTOR" shall be defined as it is defined in Rule 16b-3.

         1.19 "NONQUALIFIED STOCK OPTION" means an Option which is not designated as an Incentive Stock Option by the Administrator.

         1.20 "OPTION" means a stock option granted under this Plan. An Option granted under this Plan shall be either a Nonqualified Stock Option or an Incentive Stock Option; provided that Options granted to Directors and Consultants shall be Nonqualified Stock Options.

         1.21 "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of the Plan. The terms and provisions of each Option Agreement need not be the same.

         1.22 "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

         1.23 "OPTIONEE" means an Employee, Consultant or Director granted an Option under this Plan.

         1.24 "PLAN" means this 1999 Stock Incentive Plan, as amended from time to time.

         1.25 "RESTRICTED STOCK" means shares of Common Stock awarded under this Plan.

         1.26 "RESTRICTED SHAREHOLDER" means an Employee, Director or Consultant granted an award of Restricted Stock under this Plan.

         1.27 "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and the Restricted Shareholder evidencing the terms and conditions of the award of the Restricted Stock. Each Restricted Stock Agreement is subject to the terms and conditions of the Plan. The terms and provisions of each Restricted Stock Agreement need not be the same.

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         1.28 "TERMINATION OF CONSULTANCY" means the date on which the engagement of Optionee or Restricted Shareholder as a Consultant is terminated for any reason, with or without cause, including, but not limited to, resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the parent or a subsidiary of the Company. The Administrator shall determine the effect of all matters and questions relating to a Termination of Consultancy, including, but not limited to, the question of whether a Termination of Consultancy resulted from a discharge for cause for purposes of the Plan, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided in a separate writing between the Company and the Consultant.

         1.29 "TERMINATION OF DIRECTORSHIP" means the date on which an Optionee or Restricted Shareholder who is a Director ceases to be a Director for any reason, including, but limited not to, a termination by resignation, failure to be elected or re-elected, death or retirement. The Administrator shall determine the effect of all matters and questions relating to a Termination of Directorship for purposes of the Plan. Notwithstanding any other provision of this Plan, nothing in this Plan or any Option Agreement or Restricted Stock Agreement shall limit in any way the Company's right to terminate a Director's status as a Director at any time or for any reason whatsoever, with or without cause.

         1.30 "TERMINATION OF EMPLOYMENT" means the date on which the employee-employer relationship between the Optionee or Restricted Shareholder and the Company is terminated for any reason, including, but limited not to, resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of an Optionee or Restricted Shareholder by the parent or a subsidiary of the Company, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Administrator shall determine the effect of all matters and questions relating to a Termination of Employment for purposes of the Plan, including, but limited not to, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided in a separate writing between the Company and the Employee.

2. SHARES SUBJECT TO PLAN

         2.1 PLAN SHARES. The shares of stock subject to the grant of Options and the award of Restricted Stock under this Plan shall be shares of the Company's Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options granted under this Plan and as awards of Restricted Stock under the Plan shall not exceed Five Hundred Thousand (500,000) shares. The shares of

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Common Stock issuable upon exercise of Options or as awards of Restricted Stock may be either previously authorized but unissued shares, or shares previously issued and reacquired by the Company.

         2.2 UNEXERCISED OPTIONS AND REACQUIRED RESTRICTED STOCK. If any Option granted under this Plan expires or is cancelled without having been fully exercised, or if the Company reacquires any shares of Restricted Stock, the number of shares subject to the unexercised portion of such expired or cancelled Option and such reacquired Restricted Stock may again be optioned or awarded hereunder. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option, in payment of the exercise price thereof or in satisfaction of any tax withholding obligation, may again be optioned or awarded hereunder. If any shares of Restricted Stock is forfeited by the Restricted Shareholder, repurchased by the Company under this Plan or withheld by the Company in payment of the purchase price for the Restricted Stock or in satisfaction of any tax withholding obligation, such shares may again be optioned or awarded hereunder. Notwithstanding the provisions of this SECTION 2.2, no shares of Common Stock may again be optioned or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3. GRANT OF OPTIONS

         3.1 ELIGIBILITY. Any Employee, Consultant or Director selected by the Administrator shall be eligible to be granted an Option; provided that Incentive Stock Options may be granted only to Employees. Notwithstanding the foregoing, no Option shall be granted under this Plan to a Director except by resolution adopted by (a) a majority of the Board without counting the vote of the interested Director or Directors, (b) or a majority of the Committee, or (c) a majority of the shareholders of the Company.

         3.2 DETERMINATION OF GRANTS.

                  3.2.1 The Administrator shall from time to time, in its absolute discretion:

                        A. Determine which Employees are key Employees and select the key Employees, Consultants and Directors (including Employees, Consultants and Directors who have previously received Options or other awards under this Plan) to be granted Options;

                        B. Determine the number of shares to be subject to Options granted to Employees, Consultants and Directors;

                        C. Determine whether such Options are to be Incentive Stock Options or Nonqualified Stock Options; and

                        D. Determine the other terms and conditions of such Options consistent with this Plan.

                  3.2.2 Upon the selection of a key Employee, Consultant or Director to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as the Administrator deems appropriate.


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                  3.2.3 An Incentive Stock Option granted under this Plan may not be modified by the Administrator to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code without the consent of the Optionee.

4. TERMS OF OPTIONS

         4.1 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement, which shall be executed by the Optionee and an officer of the Company and which shall contain such terms and conditions as the Administrator shall determine consistent with this Plan. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to comply with the provisions of Section 422 of the Code.

         4.2 EXERCISE PRICE. The exercise price per share of the Option shall be set by the Administrator in its discretion; provided that:

                  4.2.1 in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided that in the case of an Incentive Stock Option granted to an individual who then owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such price shall be 110% of the Fair Market Value of a share of Common Stock on the date such Option is granted; and

                  4.2.2 in the case of Nonqualified Stock Options, such price shall be not less than 85% of the Fair Market Value of a share of Common Stock on the date such Option is granted.

         4.3 OPTION TERM. The term of an Option shall be set by the Administrator in its discretion; provided that in any event the term of an Option shall expire on the earliest of the following:

                  4.3.1 Ten (10) years after the date on which the Option was granted; provided that the term of an Incentive Stock Option granted to an individual who then owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall expire no later than five (5) years after the date on which the Option was granted; or

                  4.3.2 Thirty (30) days after the date of the Optionee's Termination of Employment, Termination of Consultancy or Termination of Directorship for cause, as determined by the Administrator; or

                  4.3.3 Three (3) months after the date of the Optionee's Termination of Employment, Termination of Consultancy or Termination of Directorship for any reason other than cause, death or disability; or

                  4.3.4 One (1) year after the date of the Optionee's Termination of Employment, Termination of Consultancy or Termination of Directorship if such termination occurs due to the Optionee's death or disability.

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         4.4 OPTION VESTING.

                  4.4.1 The period during which the right to exercise an Option in whole or in part vests shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after the grant of an Option, the Administrator may, in its sole discretion, accelerate the period during which an Option vests.

                  4.4.2 Notwithstanding anything in this Plan or in any Option Agreement to the contrary, no Option shall be exercisable prior to six (6) months after the date of grant of the Option.

                  4.4.3 The Administrator may provide in any Option Agreement that the Option shall become fully vested on the occurrence of a Change in Control. The Administrator's inclusion of such a provision in one Option Agreement shall not obligate the Administrator to include such a provision in all Option Agreements.

                  4.4.4 No portion of an Option which is unexercisable at the Optionee's Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided in the Option Agreement or in a resolution adopted following the grant of the Option by the Board, the Committee or the shareholders of the Company in the manner specified in SECTION 3.1 hereof.

         4.5 LIMITATION ON INCENTIVE STOCK OPTIONS. The Company shall not grant to any Optionee an Incentive Stock Option which would result in the aggregate Fair Market Value of stock with respect to which all incentive stock options then held by Optionee (including both Incentive Stock Options granted under this Plan and all other incentive stock option plans of the Company) are exercisable for the first time by an Optionee during any calendar year to exceed $100,000; provided that the Company shall have no liability to an Optionee by reason of the Company granting to the Optionee an Incentive Stock Option which exceeds such $100,000 limit. To the extent that the aggregate Fair Market Value of stock with respect to which any Incentive Stock Option (including Options granted under both this Plan and all other incentive stock option plans of the Company) are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this SECTION 4.5, the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

         4.6 CONSIDERATION. In consideration of the granting of an Option, the Optionee shall agree to remain in the employ of or to consult for or to serve as a Director of, as applicable, the Company for a period of at least one (1) year (or such shorter period as may be fixed by the Administrator) after the Option is granted (or until the next annual meeting of shareholders of the Company, in the case of a Director). Nothing in this Plan or any Option Agreement shall confer upon any Optionee any right to continue in the employ of, as a Consultant for, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company to discharge any Optionee at any time for any reason whatsoever, with or without cause.

         4.7 REPURCHASE. In the discretion of the Administrator, the Option Agreement for any Option may provide that the Company shall have the right to repurchase the Common Stock issued upon the exercise

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of the Option upon the Optionee's Termination of Employment, Termination of
Directorship or Termination of Consultancy, as applicable.

5. EXERCISE OF OPTIONS

         5.1 PARTIAL EXERCISE. An exercisable Option may be exercised in whole or in part; provided that an Option shall not be exercised with respect to fractional shares and the Administrator may require that a partial exercise be with respect to a minimum number of shares.

         5.2 MANNER OF EXERCISE. An Optionee shall exercise an Option, if at all, by delivering all of the following to the Administrator:

                  5.2.1 A written notice of exercise, signed by the Optionee or other person entitled to exercise the Option, complying with the rules established by the Administrator and stating that the Option is being exercised;

                  5.2.2 Such representations and documents as the Administrator deems necessary or advisable to effect compliance with the Applicable Laws. The Administrator may take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates representing shares issuable upon exercise of the Option and issuing stop-transfer notices to transfer agents and registrars with respect to such shares;

                  5.2.3 In the event that the Option is exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                  5.2.4 Full payment of the exercise price for the shares with respect to which the Option is exercised.

         5.3 PAYMENT OF EXERCISE PRICE. The Administrator may:

                  5.3.1 allow for the Company's extension of credit to the Optionee or a delay in the Optionee's payment of the exercise price for up to thirty (30) days from the date on which the Optionee delivers the notice of exercise contemplated under this Plan; or

                  5.3.2 allow for payment of the exercise price, in whole or in part, through any of the following:

                        A. the delivery of shares of Common Stock owned by the Optionee and with a Fair Market Value on the date of delivery equal to the applicable exercise price of the Option;

                        B. the surrender or withholding of shares of Common Stock issuable upon exercise of the Option having a Fair Market Value on the date of exercise of the Option equal to the applicable exercise price of the Option;

                        C. the delivery of a full recourse promissory note bearing interest at the rate determined by the Administrator (which in any event shall not be less than such rate as shall

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         preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; and

                        D. through any combination of the foregoing types of consideration. In the case of a promissory note, the Administrator may prescribe the form of such note and the security to be given for such note. The Option may not be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

         5.4 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock issuable upon the exercise of any Option prior to fulfillment of all of the following conditions:

                  5.4.1 The admission of such shares to listing on all stock exchanges on which the Common Stock is then listed;

                  5.4.2 The completion of any registration or other qualification of such shares under any state or federal law, or under the rules or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator deems necessary or advisable;

                  5.4.3 The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall determine to be necessary or advisable;

                  5.4.4 The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

                  5.4.5 The receipt by the Company of full payment of the exercise price for such shares, including payment of any applicable withholding tax.

         5.5 RIGHTS AS SHAREHOLDER. An Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any shares of Common Stock issuable upon the exercise of an Option unless and until certificates representing such shares have been issued by the Company to the Optionee.

         5.6 RESTRICTIONS ON TRANSFER OF OPTION SHARES.

                  5.6.1 TRANSFER RESTRICTIONS. The Administrator (or the Board or the Committee, in the case of Options granted to Directors) may impose such restrictions on the ownership and transferability of the shares of Common Stock issuable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Option Agreement and may be referred to on the certificates evidencing such shares. The restrictions, if any, imposed by the Administrator, the Board or the Committee under this SECTION need not be identical for all Options and the imposition of any restrictions with respect to one Option shall not require the imposition of the same or any other restrictions with respect to any other Option.

                  5.6.2 DISPOSITION OF INCENTIVE STOCK OPTION. The Administrator may require any Optionee who is granted an Incentive Stock Option to give the Company prompt notice of any disposition of shares of Common Stock acquired upon exercise of such Incentive Stock Option within (a) two (2) years from the date of grant of such Incentive Stock Option, or (b) one (1) year after the issuance of the shares to

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the Optionee upon exercise of the Incentive Stock Option. The Administrator may
direct that the certificates evidencing shares acquired upon exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

6. RELOAD OPTIONS

         6.1 GRANT OF RELOAD OPTIONS. Whenever the holder of any Option (the "Original Option") outstanding under this Plan (whether an Incentive Option or a Non-Qualified Option, and including any Reload Options granted under this Plan) exercises the Original Option and makes payment of the exercise price by tendering shares of the Common Stock of the Company owned by the Optionee, then the Optionee shall be entitled to receive and the Company shall grant a new Option (the "Reload Option") for that number of shares of the Common Stock of the Company which is equal to the number of shares tendered by the Optionee in payment of the exercise price of Common Stock for the Original Option being exercised:

         6.2 TERMS OF RELOAD OPTIONS. The Administrator shall determine the terms, conditions and restrictions of each Reload Option, except that the following provisions shall apply to each reload Option.

                  6.2.1 PRICE. The exercise price per share shall be an amount equal to the Fair Market Value per share of the Company's Common Stock, as of the date of exercise of the Original Option.

                  6.2.2 CHARACTER OF OPTION. The character of the Reload Option shall be the same as the character of the Original Option, namely if the Original Option is an Incentive Option, the Reload Option shall be an Incentive Option, and if the Original Option is a Non-Qualified Option, the Reload Option shall be a Non-Qualified Option.

7. AWARD OF RESTRICTED STOCK

         7.1 AWARD OF RESTRICTED STOCK. The Administrator shall from time to time, in its absolute discretion:

                  7.1.1 Determine which Employees are key Employees and select the key Employees, Consultants and Directors (including Employees, Consultants or Directors who have previously received other awards under this Plan) to be awarded Restricted Stock;

                  7.1.2 Determine the purchase price, if any, payable for the Restricted Stock provided; that the purchase price shall not be less than (a) if, immediately prior to the award of the Restricted Stock, the Restricted Shareholder owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company then outstanding, one hundred percent (100%) of the Fair Market Value of the Common Stock; and (b) in all other cases, eighty-five percent (85%) of the Fair Market Value of the Common Stock;

                  7.1.3 Determine the period, if any, over which the Restricted Shareholder's interest in the Restricted Stock shall vest; provided that the Administrator may provide in any Restricted Stock Agreement that the Restricted Stock shall be fully vested on the occurrence of a Change in Control; and

                  7.1.4 Determine the other terms and conditions, consistent with this Plan, applicable to the award of the Restricted Stock.


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         7.2 NOTICE OF AWARD. Upon the selection of a key Employee, Consultant or Director to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as the Administrator deems appropriate.

         7.3 RESTRICTED STOCK AGREEMENT. Restricted Stock shall be issued only pursuant to a Restricted Stock Agreement, which shall be executed by the selected key Employee, Consultant or Director and an officer of the Company and which shall contain such terms and conditions as the Administrator shall determine consistent with this Plan.

         7.4 CONTINUED SERVICES. As consideration for the issuance of the Restricted Stock, in addition to payment of any purchase price, the Restricted Shareholder shall agree to remain in the employ of, or to consult for or to serve as a Director of the Company for a period of at least one (1) year (or such shorter period as may be fixed by the Administrator) after the Restricted Stock is issued. Nothing in this Plan or in any Restricted Stock Agreement shall confer on any Restricted Shareholder any right to continue in the employ of, or as a Consultant for or as a Director of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Restricted Shareholder at any time for any reason whatsoever, with or without cause.

         7.5 RIGHTS AS SHAREHOLDERS. Upon delivery of the shares of Restricted Stock to the Restricted Shareholder or to the escrow holder pursuant to SECTION
7.9 hereof, the Restricted Shareholder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in the Restricted Stock Agreement, including the right to receive all dividends and other distributions (other than stock dividends, which shall be paid to the escrow holder for the benefit of the Restricted Shareholder) paid or made with respect to the Restricted Stock.

         7.6 RESTRICTION ON TRANSFER. Notwithstanding anything in this Plan or any Restricted Stock Agreement to the contrary, no Restricted Shareholder may sell or otherwise transfer, whether or not for value, any of the Restricted Stock prior to six (6) months after the date of the award of the Restricted Stock.

         7.7 RESTRICTION. All shares of Restricted Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Restricted Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Restricted Stock and restrictions based on duration of employment with or retention by the Company, Company performance and individual performance; provided that the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions. The restrictions, if any, imposed by the Administrator under this SECTION need not be identical for all Restricted Stock and the imposition of any restrictions with respect to any Restricted Stock shall not require the imposition of the same or any other restrictions with respect to any other Restricted Stock.

         7.8 REPURCHASE OF RESTRICTED STOCK.

                  7.8.1 UNVESTED RESTRICTED STOCK. Each Restricted Stock Agreement shall provide that the Company, or any nominee of the Company, shall have the right to repurchase from the Restricted

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



Shareholder the unvested Restricted Stock upon a Termination of Employment, Termination of Directorship or Termination of Consultancy at a cash price per share equal to the purchase price paid by the Restricted Shareholder for such Restricted Stock; provided that the Administrator may provide in the Restricted Stock Agreement that such right of repurchase shall not apply in the event that the Termination of Employment, Termination of Directorship or Termination of Consultancy is for any reason other than cause or does not occur within three
(3) months following a Change In Control.

                  7.8.2 VESTED RESTRICTED STOCK. In the discretion of the Administrator, the Restricted Stock Agreement may provide that the Company shall have the right to repurchase the vested Restricted Stock upon a Termination of Employment, Termination of Directorship or Termination of Consultancy at a cash price per share equal to the then Fair Market Value of the Common Stock; provided that the Administrator may provide in the Restricted Stock Agreement that such right of repurchase shall not apply in the event that the Termination of Employment, Termination of Directorship or Termination of Consultancy is for any reason other than cause or does not occur within three (3) months following a Change in Control.

         7.9 ESCROW. The Administrator may provide in any Restricted Stock Agreement that the Secretary of the Company or such other person as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed on the Restricted Stock expire or have been removed. If the Restricted Stock is to be held in escrow pursuant to this SECTION 7.9 the Administrator may require that the Restricted Shareholder execute an appropriate Escrow Agreement as a condition to the issuance of such Restricted Stock.

8. ADMINISTRATION

         8.1 PROCEDURE. The Plan shall be administered by the Board or the Committee. Once appointed, the Committee shall continue to administer the Plan until otherwise directed by the Board. The Board may increase the size of the Committee and may appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Law.

         8.2 POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion, to:

                  8.2.1 Select the Employees, Consultants and Directors to whom Options and Restricted Stock may be granted or awarded hereunder;

                  8.2.2 Determine whether and to what extent Options and Restricted Stock are granted or awarded hereunder;

                  8.2.3 Determine the number of shares of Common Stock to be covered by Options and Restricted Stock granted or awarded hereunder;

                  8.2.4 Determine the Fair Market Value of the Common Stock in accordance with SECTION 1.13 hereof;


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



                  8.2.5 Approve forms of the Option Agreements and the Restricted Stock Agreements, which Agreements need not be identical;

                  8.2.6 Determine the terms and conditions, not inconsistent with the terms of this Plan, of any award granted hereunder, including, but not limited to, the exercise price, the time or times when Options or Restricted Stock may be exercised or become vested (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Restricted Stock or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  8.2.7 Construe and interpret the terms of the Plan and awards granted under the Plan;

                  8.2.8 Prescribe, amend and rescind rules and regulations relating to the Plan;

                  8.2.9 Modify or amend each Option or Restricted Stock;

                  8.2.10 Authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or the award of Restricted Stock previously authorized by the Administrator;

                  8.2.11 Institute an Option Exchange Program;

                  8.2.12 Determine the terms and restrictions applicable to Options and any Restricted Stock; and

                  8.2.13 Make all other determinations deemed necessary or advisable for administering the Plan.

         8.3 COMMITTEE PROCEDURE. If the Committee acts as the Administrator, the Administrator shall act pursuant to the vote or written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such other rules and regulations for the conduct of its business as it may deem advisable.

         8.4 PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. The Administrator may, with the approval of the Board, employ and rely on the advice of attorneys, consultants, accountants, appraisers, brokers, or other persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Optionees, Restricted Shareholders, the Company and all other interested persons. No member of the Administrator or the Board or any officer, employee or agent of the Company shall be personally liable for any action, determination or interpretation made by the Administrator in good faith with respect to this Plan, any Options or Restricted Stock granted or awarded under this Plan, or any Option Agreement or Restricted Stock Agreement.

         8.5 INDEMNIFICATION. In addition to any other rights of indemnification they may have, the Administrator and the members of the Administrator shall be indemnified by the Company against reasonable expenses, including attorneys' fees and costs, incurred in connection with the defense of any claim, action, suit, or proceeding, or in connection with any appeal thereof, to which they or any of them may

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



be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option or Restricted Stock granted or awarded thereunder, or any Option Agreement or Restricted Stock Agreement, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding; provided that the foregoing indemnification shall not apply to matters as to which it shall be adjudged in such action, suit, or proceeding that the Administrator or such member is liable for gross negligence or willful misconduct in the performance of his or her duties. The indemnification provided in this SECTION shall be available only if, within sixty (60) days after institution of any such claim, action, suit, or proceeding, the Administrator or the member thereof seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding.

9. NONTRANSFERABILITY OF OPTIONS

         9.1 NONTRANSFERABILITY. No Option may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined in the Code and Title I of the Employee Retirement Income Security Act, or the rules thereunder. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         9.2. LIMITED TRANSFERABILITY. Notwithstanding anything in SECTION 9.1 hereof to the contrary, the Administrator may, in its discretion, provide in the Option Agreement that the a Nonqualified Stock Option may be transferred subject to the terms and conditions of this SECTION 9.2. If an Option Agreement permits the transfer of a Nonqualified Stock Option, any transfer that does not comply with all of the provisions of this SECTION 9.2 and the Option Agreement shall be null and void ab initio. The provisions of the Stock Option Agreements dealing with the transferability of Nonqualified Stock Options need not be identical for all Nonqualified Stock Options and the provision for transferability with respect to any Nonqualified Stock Option shall not require the provision for transferability with respect to any other Nonqualified Stock Option.

                  9.2.1 PERMITTED TRANSFEREES. A Nonqualified Stock Option may be transferred or assigned by the Optionee only to one or more of the following:
(a) the Optionee's spouse, parents and lineal descendants, including adopted children (the "Immediate Family Members"); (b) a trust established by the Optionee and with respect to which all beneficial interests are held by one or more of the Optionee, the Immediate Family Members, and a tax-exempt charitable organization which has only a contingent residual interest in the trust; (c) a partnership or limited liability company established by the Optionee and in which all beneficial interests are held by one or more of the Optionee and the Immediate Family Members; (d) a tax-exempt educational, religious or charitable organization, as those terms are defined in Section 501(c)(3) of the Code; and
(e) such other persons and entities as the Administrator may specifically approve in writing after written notice from the Optionee. The Administrator may require as a condition to the transfer of any Nonqualified Stock Option under this SECTION that the transferee provide to the Administrator reasonable evidence that the proposed transferee is described in one of the foregoing clauses.

                  9.2.2 PERMITTED TRANSFERS. Any transfer of a Nonqualified Stock Option under this SECTION 9.2 must be either a Donative Transfer, a transfer to a partnership or limited liability company described in clause (c) of SECTION 9.2.1 above without the Optionee's receipt of any consideration other than the Optionee's interest in such entity, or a transfer specifically approved in writing by the Company after written notice from the Optionee.

                  9.2.3 OTHER CONDITIONS. The Administrator may include in any Option Agreement such other conditions and restrictions on the transfer of any Nonqualified Stock Option as the Administrator may, in its sole discretion, may deem appropriate.

                  9.2.4 DISCLAIMER. The Administrator's acceptance of any transfer of a Nonqualified Stock Option shall not be considered legal or tax advice to the Optionee or the proposed transferee as to their compliance with any Applicable Law or the legal or tax consequences of such transfer or the subsequent exercise of the transferred Nonqualified Stock Option or the sale or exchange of any of the shares of Common Stock acquired on exercise of the transferred Nonqualified Stock Option.

10. CHANGES IN CAPITAL STOCK

         10.1 CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Restricted Stock outstanding, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Restricted Stock have been granted or awarded, as well as the price per share of Common Stock covered by the outstanding Options and Restricted Stock, shall be appropriately adjusted in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or similar change in the capital structure of the Company. Such adjustment shall be made by the Administrator, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or outstanding shares of Restricted Stock.

         10.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that any outstanding Option or Restricted Stock has not been exercised or become vested, the Option shall terminate and the Company shall have the right to repurchase the unvested Restricted Stock immediately prior to the consummation of such proposed action. The Administrator may, in its sole discretion, (a) declare that any Option shall terminate as of a date fixed by the Administrator and may give each Optionee the right to exercise the Option as to all or any part of the shares covered by the Option, including shares as to which the Option would not otherwise be exercisable, and (b) waive any vesting restrictions otherwise applicable to the Restricted Stock. The Administrator may impose such conditions on the granting of any right under this SECTION as the Administrator deems necessary or appropriate, including, but not limited to, the consummation of the liquidation or dissolution of the Company. The rights, if any, granted under this SECTION need not be identical for all Optionees or Restricted Shareholders. Any declaration or waiver made by the Administrator under this SECTION shall be effective with respect to any Optionee or Restricted Shareholder only if it is made in writing and written notice thereof is delivered to the Optionee or Restricted Shareholder.

         10.3 MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, all outstanding Options shall terminate and the Company shall have the right to repurchase all unvested Restricted Stock unless the successor corporation or a parent or subsidiary of the successor corporation assumes such Options and

Restricted Stock or an equivalent option or stock right is substituted therefor by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Options or Restricted Stock, (a) the Optionee shall have the right to exercise the Option as to all of the shares covered by the Option, including shares as to which it would not otherwise be exercisable, and (b) any restrictions applicable to the Restricted Stock shall be waived.

                  10.3.1 OPTION PROVISIONS. If an Option is exercisable in lieu of assumption or substitution by the successor corporation, the Administrator shall notify the Optionee thereof and the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice and any portion of the Option which is not exercised by the Optionee during such fifteen (15) day period shall terminate. Any exercise and termination of an Option pursuant to the preceding sentence shall be effective immediately prior to the closing of the transaction contemplated in this SECTION 10.3. In the event that the Company abandons or otherwise fails to close the transaction, any exercise or termination of the Option shall be void ab initio and the Option shall have the rights and be subject to the terms and conditions it had immediately prior to the Company's consideration of the transaction described in this SECTION 10.3. The Administrator may impose such conditions on the exercise of any Option under this SECTION as the Administrator deems necessary or appropriate in connection with the transactions contemplated in this SECTION 10.3.

                  10.3.2 RESTRICTED STOCK PROVISIONS. If the Restricted Stock is not assumed or substituted for by the successor corporation, the Administrator shall notify the Restricted Shareholder thereof and the waiver of any restrictions. Any waiver of the restrictions shall be effective immediately prior to the closing of the transaction contemplated in this SECTION 10.3. In the event that the Company abandons or otherwise fails to close the transaction, any waiver of the restrictions shall be void ab initio and the Restricted Stock shall have the rights and be subject to the terms and conditions it had immediately prior to the Company's consideration of the transaction described in this SECTION 10.3. The Administrator may impose such conditions on the waiver of any restrictions under this SECTION as the Administrator deems necessary or appropriate in connection with the transactions contemplated in this SECTION 10.3.

                  10.3.3 ASSUMPTION. For the purposes of this SECTION, the Option or Restricted Stock shall be considered assumed if, following the merger or sale of assets, the Option or Restricted Stock confers the right to purchase or receive the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Restricted Stock to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

11. LIABILITY OF COMPANY

         11.1 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant of any Options, the issuance of any shares of Common Stock upon the exercise of any Options or the issuance of any Restricted stock, shall relieve the Company of any liability in respect of the failure to grant such Options or to issue such shares as to which such requisite authority shall not have been obtained.

         11.2 GRANTS EXCEEDING ALLOTTED SHARES. If the number of shares of Common Stock covered by an Option or Restricted Stock exceeds, as of the date of grant or award, the number of shares of Common Stock which may be issued under the Plan without additional shareholder approval, such Option or Restricted Stock shall be void with respect to such excess number of shares of Common stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is thereafter obtained.

12. AMENDMENT AND TERMINATION OF THE PLAN

         12.1 AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

         12.2 SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other Applicable Law, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

         12.3 EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee or Restricted Shareholder, unless mutually agreed otherwise between the Optionee or the Restricted Shareholder and the Administrator, which agreement must be in writing and signed by the Optionee or the Restricted Shareholder and the Company.

13. MISCELLANEOUS PROVISIONS

         13.1 DISCLAIMER. Nothing in this Plan or any Option Agreement or Restricted Stock Agreement, nor any action taken by the Company, the Board, the Administrator, or any member, officer, employee, or agent of any of them, shall be, or shall be deemed to be, legal or tax advice to any Optionee or Restricted Shareholder with respect to any matter, including, but not limited to, (a) the application of, or the Optionee's or the Restricted Shareholder's compliance with any Applicable Law or (b) the tax consequences of the grant, transfer or exercise of any Option or of the award or vesting of any Restricted Stock. EACH OPTIONEE AND RESTRICTED SHAREHOLDER SHALL BE RESPONSIBLE FOR OBTAINING SUCH LEGAL AND TAX ADVICE AS THE OPTIONEE OR RESTRICTED SHAREHOLDER DEEMS NECESSARY IN CONNECTION WITH THEIR ACCEPTANCE AND EXERCISE OF ANY OPTION OR RESTRICTED STOCK GRANTED OR AWARDED UNDER THIS PLAN.

         13.2 TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee or Restricted Shareholder of any sums required by federal, state or local tax law to be withheld with respect to the grant, issuance, vesting or exercise of any Option or Restricted Stock. The Administrator may allow an Optionee or Restricted Shareholder to satisfy such withholding obligation by having the Company withhold shares of Common Stock otherwise issuable upon exercise of the Option or as part of the Restricted Stock (or allow the return of shares of Common Stock held by the Optionee or Restricted Shareholder) having a Fair Market Value equal to the amount required to be withheld.

         13.3 FINANCIAL STATEMENTS. The Company shall provide to each Optionee and Restricted Shareholder copies of the annual financial statements prepared by the Company, which financial statements need not be audited. So long as the Company is not required to file periodic reports under the Exchange Act, the Company may condition the delivery of such financial statements on the Optionee's and Restricted Shareholder's execution of an appropriate Non-Disclosure Agreement.

         13.4 OTHER PLANS. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company to (a) establish any other forms of incentives or compensation for Employees, Consultants or Directors or
(b) grant or assume options or other rights otherwise than under this Plan in connection with any corporate purpose, including, but not limited to, the grant or assumption of options in connection with the acquisition of the business, stock or assets of any corporation, partnership, firm or association.

         13.5 COMPLIANCE WITH LAWS. This Plan, the granting and exercisability of Options granted under this Plan, the award and vesting of Restricted Stock awarded under this Plan, and the issuance and delivery of shares of Common Stock are subject to compliance with all Applicable Laws (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Administrator, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with Applicable Law. To the extent permitted by applicable law, the Plan, the Option Agreements and Restricted Stock Agreements, Options or Restricted Stock granted or awarded under this Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         13.6 STATUTORY REFERENCES. All references in this Plan to any statute, rule or regulation shall refer to the statute, rule or regulation as heretofore or hereafter amended and in effect at the time in question.

         13.7 GOVERNING LAW. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

         13.8 RESERVATION OF SHARES. At all times during the term of this Plan, the Company shall reserve and keep available such number of shares of Common Stock and other securities as shall be sufficient to satisfy the requirements of the Plan.

         13.9 INTERPRETATION OF COMMON STOCK. Wherever in this Plan reference is made to the term "Common Stock" for any purpose other than the determination of the Fair Market Value of the Common Stock, such term shall include, and the provision of this Plan shall apply to, both the shares of Common Stock and any other securities issuable upon exercise of any Option or with respect to any Restricted Stock by reason of the occurrence of an event described in SECTION 10 of this Plan.

14. SHAREHOLDER APPROVAL AND TERM OF PLAN

         The term of this Plan shall begin as April 15, 1999, and unless sooner terminated by the Board in its sole discretion, the Plan shall expire on December 31, 2009. The Plan shall be submitted for approval by the shareholders of the Company on or prior to April 15, 2000. In the event such shareholder approval is not obtained on or before April 15, 2000, this Plan shall continue in full force and effect but shall permit the grant of only Nonqualified Stock Options and the award of Restricted Stock, and any Stock Option Plans granted on or before the date of such shareholder action shall remain outstanding, but automatically shall be deemed to be Nonqualified Stock Options.

         I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of TravelnStore.Com, Inc. on April 30, 1999.

         EXECUTED on this 30th day of April, 1999.


                                   ----------------------------------
                                   Yula Greco,
                                   Secretary of TravelnStore.Com, Inc.